Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-101794) pertaining to the Syngenta Deferred Share Plan (Share Awards) and Syngenta AG Executive Stock Option Plan 10,

(2)	Registration Statement (Form S-8 No. 333-117497) pertaining to the Syngenta Deferred Share Plan,

(3)	Registration Statement (Form S-8 No. 333-124836) pertaining to the Syngenta Corporation Employee Stock Purchase Plan,

(4)	Registration Statement (Form S-8 No. 333-130440) pertaining to the Syngenta Share Plan for Non-Executive Directors, and

(5)	Registration Statement (Form F-3ASR No. 333-178015) pertaining to the Syngenta AG prospectus for the registration of debt securities offered by Syngenta Finance N.V.;

of our reports dated February 5, 2013, with respect to the consolidated financial statements of Syngenta AG and the effectiveness of internal control over financial reporting of Syngenta AG, included in this Annual Report (Form 20-F) for the year ended December 31, 2012.

/s/ Ernst & Young AG

Basel, Switzerland
February 14, 2013